As filed with the Securities and Exchange Commission on October 5, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.
(and certain subsidiaries indentified in the “Table of Additional Registrants” below)
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	94-1667468 (I.R.S. Employer Identification Number)
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison
President and Chief Executive Officer
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jack E. Jacobsen, Esq.
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Each Class	Amount to be	Offering Price	Maximum Aggregate	Amount of
of Securities to be Registered	Registered	Per Security	Offering Price	Registration Fee
Shares of Common Stock	(1)	(1)	(1)	(1)
Preferred Share Purchase Rights	(2)	(2)	(2)	(2)
Shares of Preferred Stock	(1)	(1)	(1)	(1)
Debt Securities	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Units	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(3)	(3)	(3)	(3)
Total	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of shares of common stock and preferred stock, principal amount of debt securities, number of warrants to purchase common stock or debt securities, or units consisting of combinations of any of the foregoing is being registered as may from time to time be offered at indeterminate prices. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee, except for $58,850 that was previously paid with respect to $500,000,000 aggregate maximum offering price of securities that were previously registered by the registrant pursuant to Registration Statement No. 333-128813, which was filed on October 4, 2005; no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

(2)	The preferred share purchase rights initially will trade together with our shares of common stock. The value attributable to the preferred shares purchase rights, if any, is reflected in the offering price of our shares of common stock.

(3)	The guarantees of debt securities will be issued by one or more of the registrants indentified in the “Table of Additional Registrants” below and will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to any such guarantees.
TABLE OF ADDITIONAL REGISTRANTS

State or Other
Jurisdiction of
Exact Name of Additional Registrant as	Incorporation or	I.R.S. Employer
Specified in its Charter	Organization	Identification No.
Comstock Oil & Gas, LP	Nevada	75-2272352

Comstock Oil & Gas-Louisiana, LLC	Nevada	26-0012430

Comstock Oil & Gas GP, LLC	Nevada	(not applicable)

Comstock Oil & Gas Investments, LLC	Nevada	90-0155903

Comstock Oil & Gas Holdings, Inc.	Nevada	75-2968982

PROSPECTUS
COMSTOCK RESOURCES, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS
GUARANTEES OF DEBT SECURITIES

     We may offer and sell from time to time, in one or more offerings:
•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing.
     Our debt securities may be guaranteed by Comstock Oil & Gas, LP, Comstock Oil & Gas-Louisiana, LLC, Comstock Oil & Gas GP, LLC, Comstock Oil & Gas Investments, LLC, or Comstock Oil & Gas Holdings, Inc., each a wholly-owned subsidiary of Comstock Resources, Inc.
     This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.
     We may offer the securities directly, through agents designated from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”
     Our common stock is traded on the New York Stock Exchange under the symbol “CRK.”

     Investing in securities offered by this prospectus involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 3 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 2009

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing what is commonly referred to as a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
     You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.
     Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
     Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Comstock,” “we,” “us,” and “our” mean Comstock Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants, and units consisting of combinations of any of the foregoing collectively as the “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The information contained in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are identified by use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “would,” and similar terms. All statements, other than statements of historical or current facts, included in this prospectus, are forward-looking statements, including statements regarding:
•	amount and timing of future production of oil and natural gas;

•	the availability of exploration and development opportunities;

•	amount, nature, and timing of capital expenditures;

•	the number of anticipated wells to be drilled after the date hereof;

•	our financial or operating results;

•	our cash flow and anticipated liquidity;

•	operating costs, including lease operating expenses, administrative costs, and other expenses;

•	finding and development costs;

•	our business strategy; and

•	other plans and objectives for future operations.
     Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by a number of factors, including, among others:
•	the risks described in “Risk Factors” and elsewhere in this prospectus and in any accompanying prospectus supplement;

•	the volatility of prices and supply of, and demand for, oil and natural gas;

•	the timing and success of our drilling activities;

•	the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;

•	our ability to successfully identify, execute, or effectively integrate future acquisitions;

•	the usual hazards associated with the oil and natural gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;

•	our ability to effectively market our oil and natural gas;

•	the availability of rigs, equipment, supplies, and personnel;

•	our ability to discover or acquire additional reserves;

•	our ability to satisfy future capital requirements;

•	changes in regulatory requirements;

•	general economic conditions, the status of the financial markets, and competitive conditions;

•	our ability to retain key members of our senior management and other key employees; and

•	hostilities in the Middle East and other sustained military campaigns and acts of terrorism or sabotage that impact the supply of crude oil and natural gas.

COMSTOCK RESOURCES, INC.
     We originally incorporated as a Delaware corporation in 1919 under the name Comstock Tunnel and Drainage Company for the primary purpose of conducting gold and silver mining operations in and around the Comstock Lode in Nevada. In 1983, we reincorporated under the laws of the State of Nevada. In November 1987, we changed our name to Comstock Resources, Inc.
     Today, our common stock is listed and traded on the New York Stock Exchange under the symbol “CRK,” and we are engaged in the acquisition, development, production, and exploration of oil and natural gas. Our executive offices are located at 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034, and our telephone number is (972) 668-8800.
     In August 2008, we divested of our interests in our offshore oil and gas properties through the sale of our stake in Bois d’Arc Energy, Inc. and, accordingly, the information contained herein pertains solely to our continuing onshore oil and gas operations. Such operations are concentrated in the East Texas/North Louisiana and South Texas regions.
RISK FACTORS
     Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:
•	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year that ended December 31, 2008, which is incorporated by reference in this prospectus;

•	under this heading or similar headings, such as “Quantitative and Qualitative Disclosures About Market Risk,” in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K; and

•	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.
     See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect Comstock. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, financial condition, and results of operations.
USE OF PROCEEDS
     Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus:
•	to refinance certain existing indebtedness;

•	to finance acquisitions and the development and exploration of our properties; and

•	for general corporate purposes.
     We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

						Six Months
						Ended
	Years Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2008	2009
Ratio of earnings to fixed charges	3.7x	5.8x	5.2x	3.3x	4.4x	9.5x	—
     The ratios were computed by dividing earnings by fixed charges. “Earnings” consist of income from continuing operations before income taxes, interest expense, and that portion of non-capitalized rental expense deemed to be the equivalent of interest, while “fixed charges” consists of interest expense, capitalized interest expense, preferred stock dividends, and that portion of non-capitalized rental expense deemed to be the equivalent of interest. For the six months ended June 30, 2009, earnings were inadequate to cover fixed charges. The coverage deficiency was $26.2 million. See the “Computation of Earnings to Fixed Charges Ratio” that is filed as Exhibit 12.1 to the registration statement of which this prospectus is a part.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.50 per share and 5,000,000 shares of preferred stock, $10.00 par value per share. At October 5, 2009 we had 46,621,445 shares of common stock and no shares of preferred stock issued and outstanding. At that date, we also had options and warrants outstanding to purchase 453,620 shares of our common stock.
     The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our restated articles of incorporation, bylaws, the general corporate law of Nevada, and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.
Common Stock
     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have no right to cumulate votes in the election of directors, thus, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election.
     Dividends. Dividends may be paid to the holders of common stock when, as, and if declared by the board of directors out of funds legally available for their payment, subject to the rights of the holders of preferred stock, if any. We have never declared a cash dividend on our common stock and intend to continue our policy of using retained earnings for expansion of our business.
     Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.
     Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus, and any related prospectus supplement, will also be fully paid and non-assessable.
     No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock. Although our restated articles of incorporation do not specifically deny preemptive rights, pursuant to the general corporate law of Nevada, our stockholders do not have preemptive rights with respect to shares that are registered under Section 12 of the Exchange Act and our common stock is so registered.
     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “CRK.” Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock will then be traded.
Preferred Stock
     Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:
•	the series, the number of shares offered, and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.
     The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.
     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:
•	rank prior to our common stock as to dividend rights, liquidation preference, or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock.
     As a result, the issuance of shares of preferred stock may:
•	discourage bids for our common stock; or

•	otherwise adversely affect the market price of our common stock or any then existing preferred stock.
     Any preferred stock will, when issued, be fully paid and non-assessable.

Stockholders’ Rights Plan
     On December 8, 2000, our board of directors adopted Comstock’s Stockholders’ Rights Plan and we declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. Each purchase right entitles the registered holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock, $10.00 par value per share, at an exercise price of $50.00 per one one-hundredth of a share of preferred stock, subject to adjustment. The description and terms of the purchase rights are set forth in a rights agreement between us and American Stock Transfer and Trust Company, as rights agent.
     The purchase rights are initially evidenced by the common stock certificates as no separate purchase rights certificates have been distributed. The purchase rights separate from our common stock and a distribution date will occur at the close of business on the earliest of:
•	the tenth business day following a public announcement that a person or group of affiliated or associated persons (“Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock (“Stock Acquisition Date”);

•	the tenth business day (or such later date as may be determined by action of our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of our common stock; or

•	the tenth business day after (i) our board of directors determined that any individual, firm, corporation, partnership, or other entity (alone or together with its affiliates and associates; collectively, an “Adverse Person,” if so determined and declared according to the following procedure) has become the beneficial owner of at least 10% of the shares of our common stock then outstanding, and (ii) a majority of our continuing directors who are not our officers, after reasonable inquiry and investigation (including consulting with such Adverse Person as such directors shall deem appropriate), determined that:
(a)	such amount of beneficial ownership of our common stock is substantial; and

(b)	such beneficial ownership by the Adverse Person is intended to cause (I) Comstock to repurchase the common stock beneficially owned by the Adverse Person; or (II) pressure on Comstock to take action, or enter into a transaction, intended to provide the Adverse Person with short-term financial gain, and that the best long-term interests of Comstock and Comstock’s stockholders would not be served by taking such action, or entering into such transaction or series of transactions, at that time; or (III) or is reasonably likely to cause, a material adverse impact on Comstock.
     The purchase rights are not exercisable until the distribution date outlined above and will expire at the close of business on December 18, 2010, unless earlier redeemed by us. If (i) a person becomes the beneficial owner of 20% or more of the then outstanding shares of our common stock (except (a) pursuant to certain offers for all outstanding shares of common stock approved by at least a majority of the continuing directors who are not our officers, or (b) solely due to a reduction in the number of shares of our common stock outstanding as a result of the repurchase of shares of common stock by us), or (ii) our board of directors determines that a person is an Adverse Person, each holder of a purchase right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property, or our other securities) having a value equal to two times the exercise price of the purchase right. Notwithstanding any of the foregoing, following the occurrence of either of the events set forth in this paragraph, all purchase rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void.
     If at any time following the Stock Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, or in which we are the surviving corporation, but our common stock is changed or exchanged (other than a merger which follows an offer for all outstanding shares of common stock approved by at least a majority of the continuing directors who are not our officers), or (ii) more than 50% of our assets, cash flow or earning power is sold or transferred, each holder of a purchase right (except purchase rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company, having a value equal to two times the exercise price of the purchase right.

     At any time after the earlier to occur of (i) an Acquiring Person becoming such, or (ii) the date on which our board of directors declares an Adverse Person to be such, our board of directors may cause us to exchange the purchase rights (other than purchase rights owned by the Adverse Person or Acquiring Person, as the case may be, which will have become null and void), in whole or in part, at an exchange ratio of one share of common stock per purchase right (subject to adjustment). Notwithstanding the foregoing, no such exchange may be effected at any time after any person becomes the beneficial owner of 50% or more of our outstanding common stock.
     The rights plan has certain anti-takeover effects including making it prohibitively expensive for a corporate raider to try to control or take us over unilaterally without negotiation with our board of directors. Although intended to preserve the best long-term value for our stockholders, the rights plan may make it more difficult for stockholders to benefit from certain transactions which are opposed by the continuing directors who are not our officers.
Anti-Takeover Provisions
     In addition to the rights plan, our restated articles of incorporation and bylaws and the general corporate law of Nevada include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock. Please see “Preferred Stock” above.
     Our bylaws contain provisions dividing the board of directors into classes with only one class standing for election each year. A staggered board of directors makes it more difficult for stockholders to change the majority of the directors and instead promotes a continuity of existing management.
     Combinations with Interested Stockholders Statute. Sections 78.411 to 78.444 of the Nevada Revised Statutes (N.R.S.), which apply to any Nevada corporation subject to the reporting requirements of Section 12 of the Exchange Act, including us, prohibits an “interested stockholder” from entering into a “combination” with the corporation for three years, unless certain conditions are met. A “combination” includes:
•	any merger of the corporation or a subsidiary of the corporation with an “interested stockholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an “interested stockholder” of assets:
(i)	having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets;

(ii)	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

(iii)	representing 10% or more of the earning power or net income of the corporation;
•	any issuance or transfer of shares of the corporation or its subsidiaries, to the “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation;

•	the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, proposed by the “interested stockholder;”

•	certain transactions which would result in increasing the proportionate share of shares of the corporation owned by the “interested stockholder;”

•	a recapitalization of the corporation; or

•	the receipt by an “interested stockholder,” except proportionately as a stockholder, of the benefits of any loans, advances, or other financial benefits provided by the corporation.
     An “interested stockholder” is a person who:
•	directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation, which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.
     A corporation to which the Combinations with Interested Stockholders Statute applies may not engage in a “combination” within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder’s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval is not obtained, the combination may be consummated after the three year period expires if either (i)(a) the board of directors of the corporation approved, prior to such person becoming an interested stockholder, the combination or the purchase of shares by the interested stockholder, or (b) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the interested stockholder at a meeting called no earlier than three years after the date the interested stockholder became such, or (ii) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of common stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the “interested stockholder” has not become the beneficial owner of additional voting shares of the corporation.
     Acquisition of Controlling Interest Statute. In addition, Nevada’s “Acquisition of Controlling Interest Statute,” prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Sections 78.378 to 78.3793 of the N.R.S. only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application.
     We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds:
•	at least one-fifth but less than one-third;

•	at least one-third but less than a majority; and

•	a majority or more,
of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.
     A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.
     If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.
     Our articles of incorporation and bylaws do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest Statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid by the acquiror in the transaction subjecting the acquiror to this statute).

Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
DESCRIPTION OF DEBT SECURITIES
     This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by such supplement.
     We may issue debt securities either separately, or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either our senior obligations issued in one or more series and referred to herein as the senior debt securities, or our subordinated obligations issued in one or more series and referred to herein as the subordinated debt securities. The debt securities will be our general obligations. Each series of debt securities will be issued under an indenture agreement between us and an independent third party, usually a bank or trust company, known as a trustee, who will be legally obligated to carry out the terms of the indenture. We may issue the debt securities offered hereby under one or more indentures, as one or as separate series, as specified in the applicable prospectus supplement(s).
     This summary of certain terms and provisions of the debt securities and indenture is based on the form of indenture for debt securities that we expect to enter into with The Bank of New York Mellon Trust Company, N.A. and is filed as Exhibit 4.4 to the registration statement of which this prospectus is a part; it is not complete. We expect that the indenture that we actually will enter into will be substantially in the form of such exhibit. If we refer to particular provisions of the indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     The indenture that we actually will enter into will be filed as an exhibit to documents that we will file under the Exchange Act which are incorporated by reference into this prospectus. You should refer to that indenture, as supplemented, for a complete statement of the terms and rights of our debt securities.
General
     The indenture may not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:
•	the title and aggregate principal amount;

•	the date(s) when principal is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	the places where the principal and interest will be payable;

•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of senior indebtedness;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities, as discussed below, or certificates;

•	any applicable material federal tax consequences;

•	the dates on which premiums, if any, will be payable;

•	our right, if any, to defer payment of interest and the maximum length of such deferral period;

•	any paying agents, transfer agents, registrars, or trustees (except as provided for herein);

•	any listing on a securities exchange;

•	if convertible into common stock or preferred stock, the terms on which such debt securities are convertible;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of debt securities of any properties, assets, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as then in effect;

•	restrictions on the declaration of dividends, if any;

•	restrictions on issuing additional debt, if any;

•	material limitations or qualifications on the debt securities imposed by the rights of any of our other securities, if any;

•	the initial offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.
     The terms of the debt securities of any series may differ, and without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.
Non-U.S. Currency
     If the purchase price of any debt securities is payable in a currency other than United States dollars (“U.S. dollars”) or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.
Original Issue Discount Securities
     Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Covenants
     Under the indenture, we will be required to:
•	pay the principal, interest, and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year, reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest, or any premium.
     Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent
     Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and such registered securities will be issued in denominations of $1,000 or any integral multiple thereof.
     Unless otherwise indicated in a prospectus supplement, Comstock will pay interest on the debt securities to the persons who are their registered holders at the close of business on a certain date preceding the respective interest payment date. We will not be required to register the transfer or exchange of debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of or an offer to repurchase debt securities of that series or 15 days before an interest payment date.
     Unless otherwise indicated in the applicable prospectus supplement, holders must surrender the debt securities to a Paying Agent to collect principal payments. It is expected that initially, The Bank of New York Mellon Trust Company, N.A. will act as paying agent. We may appoint and change any paying agent, registrar or co-registrar without notice. Comstock may act as paying agent, registrar or co-registrar.
Ranking of Debt Securities
     The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The subordinated debt securities will be obligations of ours and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the subordinated debt securities, and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date.
Subsidiary Guarantors
     One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository, such as the Depository Trust Company, identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:
•	by the depository to a nominee of such depository;

•	by a nominee of such depository to such depository or another nominee of such depository; or

•	by such depository, or any such nominee to a successor of such depository, or a nominee of such successor.
     The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.
Outstanding Debt Securities
     In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent, or waiver under the indenture, the amount of outstanding debt securities will be calculated based on the following:

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such original issue discount security as of the date of such determination;

•	the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such debt security, of the principal amount of such debt security; and

•	any debt security owned by us or any obligor on such debt security or any affiliate of us or such other obligor shall be deemed not to be outstanding.
Redemption and Repurchase
     The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.
Conversion and Exchange
     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.
Consolidation, Merger and Sale of Assets
     The indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, the indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.
     We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, an event of default, as defined in the indenture and applicable to debt securities issued under such indenture, typically will occur with respect to the debt securities of any series under the indenture upon:
•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;

•	default in payment of principal or any premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder, or otherwise;

•	default by us in the performance, or breach, of any other covenant or warranty in the indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the indenture;

•	certain events of bankruptcy, insolvency, or reorganization of Comstock or our subsidiary guarantors; or

•	any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a “cross-acceleration.”
     No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, or interest, if any.
     The indenture will provide that if an event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the indenture.
     The applicable prospectus supplement will provide the terms pursuant to which an event of default shall result in acceleration of the payment of principal of debt securities.
     In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.
     No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:
•	have made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee;

•	the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice; and

•	the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on the debt security on or after the respective due dates expressed in the debt security.
     During the existence of an event of default under an indenture, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to such series.
     The indenture provides that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.
     We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indenture.

Modification and Waivers
     From time to time, when authorized by resolutions of our board of directors and by the trustee, we may, without the consent of the holders of debt securities of any series, amend, waive, or supplement the indenture and the debt securities of such series for certain specified purposes, including, among other things:
•	to cure ambiguities, defects, or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to add subsidiary guarantors with respect to the debt securities of such series;

•	to release any subsidiary guarantor from its obligations under its guarantee in compliance with the terms of the indenture;

•	to secure the debt securities of such series;

•	to maintain the qualification of the indenture under the Trust Indenture Act; or

•	to make any change that does not adversely affect the rights of any holder.
     Other amendments and modifications of the indenture or the debt securities issued thereunder may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding debt security affected, no such modification or amendment may:
•	reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase, or sinking fund provision of the debt securities;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	change the currency in which any debt securities, or any premium or the accrued interest thereon is payable;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement, or waiver or consent to take any action under the indenture or the debt securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	waive a default in payment with respect to the debt securities or any subsidiary guarantee; or

•	reduce the rate or extend the time for payment of interest on the debt securities.
     The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holders of each outstanding debt security of the series affected.
Discharge, Defeasance and Covenant Defeasance
     When we establish a series of debt securities, we may provide that such series is subject to the defeasance and discharge provisions of the indenture. If those provisions are made applicable, we may elect either:
•	to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or

•	to be released from our obligations to comply with specified covenants relating to those debt securities, as described in the applicable prospectus supplement.
     To effect that defeasance, or covenant defeasance, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a defeasance, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.
     To establish such a trust, we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:
•	will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred (and, in the case of defeasance, such opinion must be based upon a published ruling of the Internal Revenue Service or a change in applicable income tax laws).
     If we effect covenant defeasance with respect to any debt securities, the amount of deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity, if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.
     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The Initial Trustee
     The initial trustee named in the form of indenture for debt securities is The Bank of New York Mellon Trust Company, N.A.
Regarding the Trustees
     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that, if such trustee becomes subject to any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign as trustee.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	any changes or adjustments to the exercise price;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, or warrants or any combination of such securities.
     The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the debt securities, common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

PLAN OF DISTRIBUTION
     We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:
•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors; or

•	through a combination of any such methods of sale.
     Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.
     The applicable prospectus supplement relating to the securities will set forth:
•	the offering terms, including the name or names of any underwriters, dealers, or agents;

•	the purchase price of the securities and the proceeds to us from such sales;

•	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

•	any initial public offering price, if applicable;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity, and redemption provisions; and

•	any securities exchanges on which the securities may be listed.
     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
     Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
     Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
     The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.
LEGAL MATTERS
     Locke Lord Bissell & Liddell LLP, Dallas, Texas, will issue an opinion for us regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
     Our consolidated financial statements as of December 31, 2007 and 2008 and for each of the three years in the period ended December 31, 2008 appearing in our Current Report (Form 8-K) dated September 22, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2008 included in our Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     With respect to the unaudited condensed consolidated interim financial information of Comstock Resources, Inc. for the quarterly periods ended March 31, 2009 and March 31, 2008, and the quarterly periods ended June 30, 2009 and June 30, 2008, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2009 and August 4, 2009, included in Comstock Resources, Inc.’s reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of a registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

     Certain estimates of our oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from engineering reports prepared by Lee Keeling & Associates as of December 31, 2006, 2007 and 2008, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy any of the reports, proxy statements, and any other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.comstockresources.com; however, the information contained at this website does not constitute part of this prospectus or any prospectus supplement. Reports, proxies, information statements, and other information about us may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.
     The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) until the offering of the securities described herein is terminated:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 25, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 6, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the SEC on August 4, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on January 5, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on February 6, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on September 22, 2009; and

•	The description of our common stock, par value $0.50 per share, contained in the Company’s registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the SEC on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:
Comstock Resources, Inc.
Attention: Roland O. Burns, Senior Vice President
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone number: (972) 668-8800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All fees and expenses set forth below are estimates.

SEC registration fee		$(1)
Printing and engraving expenses	40,000
Legal fees and expenses	30,000
Trustee fees and expenses	5,000
Rating agency fees	100,000
Accounting fees and expenses	20,000
Petroleum consultant fees	5,000
Miscellaneous	5,000

Total	$205,000	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), except for $58,850 that was previously paid with respect to $500,000,000 aggregate maximum offering price of securities that were previously registered by us pursuant to Registration Statement No. 333-128813, which was filed on October 4, 2005; no securities were sold thereunder.

(2)	Excluding any SEC registration fee.—See Note (1) above.
Item 15. Indemnification of Directors and Officers.
     Section 78.7502 of the Nevada Revised Statutes (N.R.S.) permits a corporation to indemnify any person who was, is, or is threatened to be made a party in a completed, pending, or threatened proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee, or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines, and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.
     With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue, or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit, or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the N.R.S. permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
     Section 78.7502 of the N.R.S. also provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

     Article VI, “Indemnification of Directors, Officers, Employees and Agents,” of our bylaws provides as follows with respect to indemnification of our directors, officers, employees and agents:
     “Section 1. To the fullest extent allowed by Nevada law, any director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:
(a)	an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of dividends in violation of N.R.S. 78.300.
     Section 2. The Corporation shall indemnify each director, officer, employee and agent, now or hereafter serving the Corporation, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Corporation’s request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgements (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Corporation. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Corporation shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Corporation; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Corporation in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Corporation, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.
     Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these Bylaws.
     Section 4. The Corporation may indemnify each person, though he is not or was not a director, officer, employee or agent of the Corporation, who served at the request of the Corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Corporation.
     Section 5. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
     Section 6. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article VI above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.”
Item 16. Exhibits.

Exhibit
Number	Description
1.1**	Form of Underwriting Agreement for each of the Securities registered hereby.

3.1*	Certificate of Amendment to the Restated Articles of Incorporation dated May 21, 2009.

4.1	Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to Comstock’s Registration Statement on Form S-3 filed with the SEC on December 16, 2003).

4.2	Rights Agreement dated as of December 14, 2000, by and between Comstock and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 1 to our Registration Statement on Form 8-A dated January 11, 2001).

4.3	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to our Registration Statement on Form 8-A dated January 11, 2001).

4.4*	Form of Indenture between Comstock, the Subsidiary Guarantors and the Trustee to be designated therein covering Debt Securities to be offered hereunder, including form of Note or Debenture attached thereto.

4.5**	Form of Certificate of Designation for Preferred Stock, including specimen certificate.

4.6**	Form of Warrant Agreement covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto.

4.7**	Form of Unit Agreement for the Units registered hereby.

5.1*	Opinion of Locke Lord Bissell & Liddell LLP as to the validity of the securities being registered hereunder.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

15.1*	Letter of Ernst & Young LLP as to unaudited interim financial information.

23.1*	Consent of Locke Lord Bissell & Liddell LLP (Included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Lee Keeling and Associates, Inc.

24.1*	Power of Attorney (Included on the Signature Pages to the Registration Statement).

25.1*	Statement on Form T-1 of eligibility of Trustee for the Debt Securities.

*	Filed herewith.

**	To be filed on Form 8-K.

Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Comstock pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Comstock pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK RESOURCES, INC.
By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, Chairman of the Board of Directors, Director (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Director (Principal Financial and Accounting Officer)	October 5, 2009

/s/ DAVID K. LOCKETT David K. Lockett	Director	October 5, 2009

/s/ CECIL E. MARTIN, JR. Cecil E. Martin, Jr.	Director	October , 2009

/s/ DAVID W. SLEDGE David W. Sledge	Director	October 5, 2009

/s/ NANCY E. UNDERWOOD Nancy E. Underwood	Director	October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK OIL & GAS, LP
By:	Comstock Oil and Gas GP, LLC,
general partner

By:	/s/ M. JAY ALLISON
M. Jay Allison
Manager (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	Manager of General Partner (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Manager of General Partner (Principal Financial and Accounting Officer)	October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK OIL & GAS — LOUISIANA, LLC
By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer and Manager (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Manager (Principal Financial and Accounting Officer)	October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK OIL & GAS GP, LLC
By:	/s/ M. JAY ALLISON
M. Jay Allison
Manager (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	Manager (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Manager (Principal Financial and Accounting Officer)	October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK OIL & GAS INVESTMENTS, LLC
By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, and Manager (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 5, 2009.

COMSTOCK OIL & GAS HOLDINGS, INC.
By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, Chairman of the Board of Directors, Director (Principal Executive Officer)	October 5, 2009

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Director (Principal Financial and Accounting Officer)	October 5, 2009

/s/ DAVID K. LOCKETT David K. Lockett	Director	October 5, 2009

/s/ CECIL E. MARTIN, JR. Cecil E. Martin, Jr.	Director	October 5, 2009

/s/ DAVID W. SLEDGE David W. Sledge	Director	October 5, 2009

/s/ NANCY E. UNDERWOOD Nancy E. Underwood	Director	October 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement for each of the Securities registered hereby.

3.1*	Certificate of Amendment to the Restated Articles of Incorporation dated May 21, 2009.

4.1	Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to Comstock’s Registration Statement on Form S-3 filed with the SEC on December 16, 2003).

4.2	Rights Agreement dated as of December 14, 2000, by and between Comstock and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 1 to our Registration Statement on Form 8-A dated January 11, 2001).

4.3	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to our Registration Statement on Form 8-A dated January 11, 2001).

4.4*	Form of Indenture between Comstock, the Subsidiary Guarantors and the Trustee to be designated therein covering Debt Securities to be offered hereunder, including form of Note or Debenture attached thereto.

4.5**	Form of Certificate of Designation for Preferred Stock, including specimen certificate.

4.6**	Form of Warrant Agreement covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto.

4.7**	Form of Unit Agreement for the Units registered hereby.

5.1*	Opinion of Locke Lord Bissell & Liddell LLP as to the validity of the securities being registered hereunder.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

15.1*	Letter of Ernst & Young LLP as to unaudited interim financial information.

23.1*	Consent of Locke Lord Bissell & Liddell LLP (Included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Lee Keeling and Associates, Inc.

24.1*	Power of Attorney (Included on the Signature Pages to the Registration Statement).

25.1*	Statement on Form T-1 of eligibility of Trustee for the Debt Securities.

*	Filed herewith.

**	To be filed on Form 8-K.